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                                                                   EXHIBIT 10.58

                            SHARE PURCHASE AGREEMENT
                               February 13, 1998
BETWEEN

                 PIONEER NATURAL RESOURCES (CANADA) LTD., a body corporate continued under the laws of Alberta ("PURCHASER")

                                      AND

                 TRIMAC CORPORATION, a body corporate incorporated under the laws of the Province of Alberta ("TRIMAC")

                                      AND

                 761795 ALBERTA LTD., a body corporate incorporated under the laws of the Province of Alberta ("SUBSIDIARY")
RECITALS

A.       The Subsidiary is a wholly owned subsidiary of Trimac;

B. Trimac is the legal and beneficial holder of all outstanding Class A Shares of 761582 Alberta Ltd. ("Newco"), and Subsidiary is the legal and beneficial holder of all outstanding Class D Preferred Shares, Series 1 of Newco, such shares collectively being the only outstanding shares of any class in the capital of Newco;

C. The Purchaser desires to purchase and the Vendors desire to sell the Newco Shares on the terms set out in this Agreement;

D. The only asset of Newco is a total of 3,113,624 Exchangeable Shares in the capital of the Purchaser.

THE PARTIES AGREE AS FOLLOWS.
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                                   ARTICLE 1
                                 INTERPRETATION

1.1 In this Agreement, including the premises hereto and this section, unless the context otherwise requires, the following terms shall have the following respective meanings:

         "AGREEMENT" means this Agreement and any schedules attached hereto and any amendments hereof;

         "ARRANGEMENT SHARES" means the 3,113,624 Exchangeable Shares held by Newco;

         "CLOSING" means the completion of the transactions contemplated by the Agreement;

         "CLOSING DATE" means February 13, 1998 or such other date as the parties hereto may agree;

         "CLOSING TIME" means 2:00 p.m., Calgary Time, or such other time as the parties hereto may agree, on the Closing Date;

         "NEW EXCHANGEABLE SHARES" means the Exchangeable Shares to be issued to the Vendors pursuant to this Agreement;

         "NEWCO" means 761582 Alberta Ltd., an Alberta corporation;

         "NEWCO CLASS A SHARES" means 5,000,000 outstanding Class A Shares of Newco;

         "NEWCO PREFERRED SHARES" means 22,000 Class D Preferred Shares Series 1 of Newco;

         "NEWCO SHARES" means the Newco Class A Shares and the Newco Preferred Shares;

         "PURCHASER TAX COST" means any liability for any Tax which (i) is suffered or incurred, directly or indirectly, by Purchaser, and (ii) would not have been so suffered or incurred had the transactions contemplated by this Agreement not taken place or had the Arrangement Shares not been cancelled in connection with the winding up or dissolution of Newco. For purposes of the foregoing, a Tax shall be considered to be suffered or incurred by Purchaser indirectly if such Tax is suffered or incurred by any
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         person related to Purchaser within the meaning of Section 954(d)(3) of the United States Internal Revenue Code of 1986, as amended, assuming for such purpose that Purchaser is a "controlled foreign corporation" within the meaning of Section 957 of said Code.

         "TAX" means (i) any Canadian domestic, United States or other foreign net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, production, severance, stamp, occupation, premium, property, environment, or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and/or any penalty, addition to tax or additional amount imposed by any taxing authority, and (ii) any liability of a person for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated or consolidated group or arrangement whereby liability of such person for the payment of such amounts was determined or taken into account with reference to the liability of any other person for any period.

         "VENDORS" means collectively, Trimac and Subsidiary.

1.2 Headings of the articles or sections hereof are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 In this Agreement, words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and neuter gender, and words importing persons shall include provincial or federal companies, corporations, partnerships, syndicates, trusts and any number or aggregate of persons, all as the context may require.

1.4 All dollar amounts in this Agreement are expressed in Canadian dollars.

1.5 This Agreement and all amendments, modifications, alterations or supplements thereto shall, in all respects, be subject to and interpreted, construed and enforced in accordance with the laws of the Province of Alberta. Each party hereto submits to and accepts the jurisdiction of the Courts of the Province of Alberta for all purposes hereof.
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                                   ARTICLE 2
                                 SALE OF SHARES

2.1 Subject to the terms and conditions of this Agreement, the Vendors agree to sell, assign, transfer and convey to the Purchaser and the Purchaser agrees to purchase from the Vendors, on the Closing Date, the Newco Shares.

                                   ARTICLE 3
                                 PURCHASE PRICE

3.1 In consideration for the Newco Shares, the Purchaser shall issue to the Vendors an aggregate of 3,113,624 New Exchangeable Shares. The purchase consideration shall be allocated between the Vendors as follows:

                 Trimac       2,431,774   New Exchangeable Shares
                 Subsidiary     681,850   New Exchangeable Shares

                                   ARTICLE 4
               VENDOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1 Each of the Vendors jointly and severally represents and warrants to the Purchaser as follows effective on the date hereof and at the Closing Date:

         (a) Newco is a corporation duly incorporated and subsisting under the laws of the Province of Alberta and has all requisite corporate power and authority to own the Arrangement Shares.

         (b)     The authorized and issued share capital of Newco consists of:

                   (i) an unlimited number of Class A Shares of which 5,000,000 are issued and outstanding as fully paid and non-assessable shares; and

                  (ii) an unlimited number of Class B Shares, none of which have been issued;

                 (iii) an unlimited number of Class C Preferred Shares none of which have been issued;

                  (iv) an unlimited number of Class D Preferred Shares issuable in series, of which 22,000 shares of the first series, designated
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                          Class D Preferred Shares Series 1, are issued and
                          outstanding as fully-paid and non-assessable.

         (c) Trimac is the holder of record and the beneficial owner of the Newco Class A Shares and the Subsidiary is the holder of record and beneficial owner of the Newco Preferred Shares, which collectively represent all of the issued and outstanding shares in the capital of Newco and the Vendors are and on the Closing Date will be the owner of all such Newco Shares with good and marketable title thereto free and clear of any option, security interest, lien, charge, encumbrance, hypothecation, claim or right of others (other than the rights of the Purchaser hereunder).

         (d) Trimac is and at the Closing will be, the holder of record and beneficial owner of all outstanding shares of the Subsidiary.

         (e) Each of the Vendors has the legal right, power and authority to sell, assign and transfer the Newco Shares being sold by it hereunder free and clear of any option, security interest, lien, charge, encumbrance, hypothecation, claim or right of others (other than the rights of the Purchaser hereunder).

         (f) There are no outstanding agreements, options, warrants, rights of conversion or other rights pursuant to which Newco is or may become obligated to issue any shares, or securities convertible or exchangeable into shares, and there are no outstanding obligations, understandings or commitments of Newco to repurchase, redeem or otherwise acquire any outstanding shares of its capital or restricting its ability to issue shares.

         (g) Newco is the beneficial owner of the Arrangement Shares, free and clear of any option, security interest, lien, charge, encumbrance, claim or right of others.

         (h) Effective on the Closing Date, Newco will have no liabilities, (whether actual, accrued, potential, contingent or otherwise).

         (i) From the date of its incorporation until the Closing Date Newco has not carried on any business or owned any assets, other than cash and shares of Chauvco Resources Ltd. and the Arrangement Shares and other securities received in the arrangement of Chauvco Resources Ltd. which was effected December 18, 1997.
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         (j)     The corporate records and minute books of Newco are complete and accurate in all material aspects.

         (k) Each of the Vendors is a corporation validly subsisting under the laws of the Province of Alberta, with the requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and the execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of each of the Vendors.

         (l) The entering into of this Agreement by the Vendors and the completion of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents or by-laws of any of the Vendors or Newco or of any indenture or other agreement to which the Vendors or Newco is a party.

         (m) The entering into this Agreement by the Vendors and the completion of the transactions contemplated hereby will not result in the violation of any law or regulation of Canada or of the Province of Alberta.

         (n) This Agreement has been duly executed and delivered by the Vendors and is a valid and binding obligation of each of the Vendors enforceable against them in accordance with its terms.

         (o) There is no action, suit, litigation, arbitration proceeding or governmental proceeding including appeals and applications for review, in which Newco is a party, either as plaintiff, defendant, applicant, respondent or any other capacity whatsoever. There are no outstanding orders of any court, governmental agency or instrumentality, to which Newco, Trimac or the Subsidiary is subject affecting, in any material respect, the business, prospects, properties or condition (financial or otherwise) of Newco or the ability of the Vendors to consummate the transactions contemplated hereby.

         (p) Each of the Vendors is not a non-resident of Canada within the meaning of the Income Tax Act (Canada). None of the Vendors is a corporation incorporated under the laws of the United States.

         (q) The only individuals who have been directors or officers of Newco are Terry Owen, Margaret L. Parr and Robert J. Kennedy. Newco does not have and has never had any employees.
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         (r)     Newco is not a partner, co-tenant, joint venturer or otherwise a participant in any partnership, joint venture, co-tenancy or other similar jointly owned business.

         (s) Neither the Vendors nor Newco have previously granted or agreed to grant any proxy in respect of the Arrangement Shares or entered into any voting trust, vote pooling or other agreement in respect of the Arrangement Shares or any rights attaching thereto.

         (t) Except as are released prior to Closing, Newco is not a party to nor bound or affected by any agreements, commitments or understandings of any nature whatsoever, written or oral except for this Agreement under which Newco has any outstanding obligations. Except as are released prior to Closing, Newco is not a party to nor bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation.

         (u) Neither Trimac nor Subsidiary is an underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of the New Exchangeable Shares sold in reliance on Regulation S ("Regulation S") of the United States Securities Act of 1993 (the "Act").

         (v) Neither Trimac nor Subsidiary is acquiring the New Exchangeable Shares for the account or benefit of:

                   (i)    any natural person resident in the United States;

                  (ii) any partnership or corporation organized or incorporated under the laws of the United Sates;

                 (iii) any estate of which any executor or administrator is a U.S. person;

                  (iv)    any trust of which any trustee is a U.S. person;

                   (v) any agency or branch of a foreign entity located in the United States;

                  (vi)    any non-discretionary account or similar account
                          (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
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                 (vii)    any discretionary account or similar account (other
                          than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and

                (viii)    any partnership or corporation if:

                          (A) organized or incorporated under the laws of any foreign jurisdiction; and

                          (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Act) who are not natural persons, estates or trusts.

         (w) None of the foregoing representations and statements of fact contains any untrue statement of material fact or omits to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser of the Arrangement Shares seeking full information as to Newco, its respective properties, businesses and affairs.

4.2 The Vendors acknowledge that the certificates representing the New Exchangeable Shares will bear a legend in substantially the following form:

                 THE SECURITIES EVIDENCED BY THIS CERTIFICATE (OR ITS PREDECESSOR) WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO,
                 OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN THEM IN REGULATION S UNDER THE SECURITIES ACT.
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                 PURSUANT TO THAT CERTAIN SHARE PURCHASE AGREEMENT DATED
                 FEBRUARY 13, 1998 BETWEEN THE HOLDER OF THIS CERTIFICATE AND PIONEER NATURAL RESOURCES (CANADA) LTD., THE HOLDER OF THIS CERTIFICATE HAS AGREED THAT IT WILL NOT VOLUNTARILY OFFER, SELL, PLEDGE (WITH CERTAIN EXCEPTIONS), TRANSFER, ASSIGN OR OTHERWISE DISPOSE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL LIMIT SUCH HOLDER'S RIGHT TO RECEIVE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF PIONEER NATURAL RESOURCES COMPANY PURSUANT TO THE PROVISIONS OF THE EXCHANGEABLE SHARES AND RELATED ARRANGEMENTS.

4.3 The Vendors agree that the issuance by Pioneer Canada of New Exchangeable Shares is exempt from registration under the United States Securities Act of 1933 (the "Act") pursuant to Regulation S ("Regulation S") of the Act.

4.4 The Vendors agree that they will not voluntarily offer, sell, pledge, transfer, assign or otherwise dispose of the New Exchangeable Shares; provided, however, that nothing herein shall limit a Vendor's right to receive shares of common stock, par value $.01 per share, of Pioneer Natural Resources Company ("Pioneer Common Stock") pursuant to the provisions of the New Exchangeable Shares and related arrangements or pledging or depositing the New Exchangeable Shares with a Pledge or other recipient of the New Exchangeable Shares who is bound by the same restrictions imposed on the Vendors pursuant to this Section 4.4.

4.5 Subsidiary agrees to comply with the terms of that certain Shareholders Agreement (the "Shareholders Agreement"), dated as of September 3, 1997 among Pioneer Natural Resources company, Trimac Corporation and Gendis Inc. as if Subsidiary had entered into such agreement. With respect to both Trimac and Subsidiary, to the extent that there is any inconsistency between the Shareholders Agreement and this Agreement, the terms of this Agreement shall supersede the terms of the Shareholders Agreement.
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                                   ARTICLE 5
             PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1 The Purchaser represents and warrants to the Vendors that effective on the date hereof and at the Closing Date:

         (a) The Purchaser is a corporation duly continued and subsisting under the laws of the Province of Alberta, and has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement.

         (b) This Agreement has been duly executed and delivered by the Purchaser, and the provisions hereof constitute legal, valid and binding obligations of the Purchaser enforceable against it in accordance with their terms.

         (c) The execution, delivery and performance of this Agreement and the transactions contemplated hereby including the issue of the New Exchangeable Shares have been duly and validly authorized by all requisite action on the part of the Purchaser and the New Exchangeable Shares, when issued pursuant to the terms hereof, will have been validly issued as fully-paid and non-assessable.

         (d) The consummation of the transactions contemplated herein will not violate, nor be in conflict with, any provision of the Purchaser's Articles of Incorporation or bylaws or any agreement by which it is bound.

5.2      (a)     Purchaser agrees that Trimac shall prepare and file all tax returns, elections or forms which Newco is required to file relating to transactions or events or other matters occurring at or before the Closing Time or in respect of fiscal periods ending at or prior to the Closing Date. The Purchaser shall cause Newco to provide all necessary powers of attorney, information and access to books and records to enable Trimac to prepare and file the returns, elections and forms referred to above. Trimac shall prepare all necessary powers of attorney.

         (b) Forms T2057 have been executed and filed to make an election pursuant to Subsection 85(1) of the Income Tax Act (Canada) (the "Act") in respect of (i) the acquisition by Newco of shares of Chauvco Resources Ltd., and (ii) the transfer of the Chauvco
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                 in the form attached as Schedule "A" hereto. The Purchaser agrees that the Form T2057 shall be filed by Trimac with Revenue Canada.

         (c) The Purchaser agrees with Trimac that a Form T2057 will be executed by them and filed to make an election pursuant to Subsection 85(1) of the Act in respect of the acquisition by the Purchaser of the Chauvco Resources Ltd. shares from Newco pursuant to the Plan of Arrangement implemented on December 18, 1997, which shall contain the information and be in the form attached as Schedule "B" hereto. The Purchaser agrees that the Form T2057 shall be filed by Trimac on behalf of Newco with Revenue Canada.

         (d) The Purchaser agrees with Trimac that a Form T2057 will be executed by them and filed to make an election pursuant to Subsection 85(1) of the Act in respect of the acquisition by the Purchaser of the Newco Class A Shares, which shall contain the information and be in the form attached as Schedule "C" hereto. The Purchaser agrees that the Form T2057 shall be filed by Trimac with Revenue Canada.

         (e) The Purchaser agrees with the Subsidiary that a Form T2057 will be executed by them and filed to make an election pursuant to Subsection 85(1) of the Act in respect of the acquisition by the Purchaser of the Newco Preferred Shares, which shall contain the information and be in the form attached as Schedule "D" hereto. The Purchaser agrees that the Form T2057 shall be filed by the Subsidiary with Revenue Canada.

         (f) At the Closing Time the Purchaser shall deliver to the Vendors Forms T2057 in the form attached as Schedule "C" and "D", each duly executed by the Purchaser.

                                   ARTICLE 6
                                    SURVIVAL

6.1 The representations and warranties of the Purchaser and the Vendors shall survive the execution of this Agreement and consummation of the transactions described herein and shall continue to remain in full force and effect. The Covenants of the Purchaser and Vendors shall survive the execution of this Agreement and the consummation of the transactions described herein and shall continue and remain in full force and effect until Trimac and Subsidiary no longer own any New Exchangeable Shares or shares of common stock of Pioneer Natural Resources Company, into which such New Exchangeable Shares have been exchanged.

6.2 The Purchaser shall provide Trimac with reasonable access to the books and records of Newco following the Closing Date and shall preserve such books and records for a period of seven (7) years from the Closing Date.
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                                   ARTICLE 7
                                INDEMNIFICATION

7.1 Each of the Vendors jointly and severally covenants and agrees with the Purchaser to pay, satisfy, discharge, observe, perform, fulfill, indemnify and save harmless the Purchaser, on an after tax basis, from and against each of the following (a "Claim"):

         (a) any claim, demand, action, cause of action, demand, loss, cost, liability or expense (including without limitation, reasonable professional fees and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to the foregoing) which may be made or brought against the Purchaser or which it may suffer or incur as a result of or in connection with any non-fulfillment of any covenant or agreement on the part of either of the Vendors under, or any incorrectness in or breach of any representation or warranty of either of the Vendors in, this Agreement, and

         (b) any liabilities, duties or obligations of Newco arising as a result of or in connection with transactions or events which occurred prior to the Closing Date, including, without limitation:

                   (i) all debts, obligations, liabilities (including continent liabilities), leases, contracts, commitments or engagements whatsoever,

                  (ii) all liabilities in respect of income, capital and other taxes and governmental charges and assessments, and

                 (iii) reasonable professional fees and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to the foregoing, and

         (c) any Purchaser Tax Cost, and all reasonable professional fees and costs incurred in investigating, pursuing or defending against any Purchaser Tax Cost or any proceeding relating thereto.

7.2      NOTICE OF CLAIM OR COMMENCEMENT OF PROCEEDING

         Promptly after receipt by the Purchaser of notice of a Claim or the commencement of any action, suit or proceeding in respect thereof and any appeal therefrom ("Proceeding") against which it believes it is indemnified
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         under this Agreement, the Purchaser shall, if a claim in respect thereto is to be made against a party under an obligation to indemnify the Purchaser (the "Indemnifying Party") under this Agreement, notify the Indemnifying Party in writing of such Claim or Proceeding, provided, however, that the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to the Purchaser to the extent that the Indemnifying Party is not prejudiced by such omission.

7.3      DEFENSE OF CLAIMS.

         (a) The Indemnifying Party shall, within 30 days after receipt of a notice of Claim or Proceeding given pursuant to Section 7.2, either (1) acknowledge liability, as between the Indemnifying Party and the Purchaser, for such Claim or the amount in controversy in such Proceeding and pay the Purchaser the amount of such Claim or the amount in controversy in such Proceeding in cash or other immediately available funds (or establish by agreement with the Purchaser an alternative payment schedule), (2) acknowledge liability, as between the Indemnifying Party and the Purchaser, for such Claim or the amount in controversy in such Proceeding, disavow the validity of the Claim or Proceeding or the amount thereof and, to the extent set forth in Section 7.3(b), assume the legal defense thereof, or (3) object (or reserve the right to object until additional information is obtained) to the claim for indemnification or the amount thereof, setting forth the grounds therefor in reasonable detail; provided that, if the Indemnifying Party objects (or reserves its right to object) within such 30-day period as provided in this Section 7.3, then the Purchaser may bring suit (in the same Proceeding or otherwise) to resolve the dispute and, pending final resolution of such dispute, the Purchaser may proceed as though the Indemnifying Party had responded in accordance with clause (1) above. If the Indemnifying Party does not respond to the Purchaser as provided in this Section 7.3 within such 30-day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such indemnification claim in accordance with clause (1) above and the Purchaser may exercise any and all of its rights under applicable law to collect such amount.

         (b) If any such Proceeding shall be brought against the Purchaser and it shall notify the Indemnifying Party thereof in accordance with Section 7.2, the Indemnifying Party shall, if it shall have responded to such notice in accordance with clause (a)(2) above, be entitled (1)
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                 in the case of a Claim in respect of a Purchaser Tax Cost
                 arising out of a proceeding involving other issues for which Purchaser is not indemnified hereunder, to elect to participate (directly or through counsel reasonably satisfactory to Purchaser) in the portion of the Proceedings related to the issue constituting the Purchaser Tax Cost, subject to the control of Purchaser over such Proceeding, or
                 (2) in all other cases, to elect to assume the legal defense thereof with counsel reasonably satisfactory to the Purchaser. After notice from the Indemnifying Party to the Purchaser of its election to assume the defense of such claim or such action described in clause (2) hereof, the Indemnifying Party shall not be liable to the Purchaser under this Article for any attorney's fees or other expenses (except reasonable costs of investigation) subsequently incurred by the Purchaser in connection with the defense thereof. In all other cases described in clause (a)(2), the Purchaser may require the Indemnifying Party to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorneys' and accountants' fees and expenses and reasonable out-of-pocket expenses incurred in the defense thereof and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Purchaser.

         (c) An Indemnifying Party will not, without prior written consent of the Purchaser (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Claim or Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Purchaser is an actual or potential party to such Claim or Proceeding) unless such settlement, compromise or consent includes an unconditional release of the Purchaser from all liability arising out of such Claim or Proceeding. If the Indemnifying Party has responded to the Purchaser pursuant to clause (a)(1) above (not including a deemed response under the proviso contained in 7.3(a)(3)), the Purchaser may settle or compromise or consent to the entry of any judgment with respect to the Claim or Proceeding that was the subject of notice to the Indemnifying Party pursuant to this Article without the consent of the Indemnifying Party. The Purchaser will not otherwise, without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Claim or Proceeding, but, if such Claim or Proceeding is settled or compromised or if there is entered any judgment with respect to any such Claim or Proceeding, in either case with the consent of the Indemnifying Party, or if there be a final judgment of the plaintiff in any such Claim or Proceeding, the Indemnifying Party agrees to indemnify and hold harmless the Purchaser from and against any loss or liability by reason of such settlement, compromise or judgment.

7.4      REFUND OF AMOUNTS

         If any person becomes entitled to a refund (whether by payment, credit, offset or otherwise) of all or a portion of any amount relating to a Claim or Proceeding for which an Indemnifying Party has, by payment, indemnified the Purchaser, then an amount equal to the refund, together with any interest received on such refund (net of any Tax payable on such interest), shall be paid by the Purchaser to the Indemnifying Party promptly after receipt of payment of the refund or notice from the relevant governmental authority of such credit, offset or other refund mechanism, as the case may be.

7.5      LIMITATION OF INDEMNITY

         The joint and several indemnity of the Vendors in respect of any Purchaser Tax Cost shall be limited to the proportion of such Purchaser Tax Cost that the number of New Exchangeable Shares issued hereunder is to the total number of New Exchangeable Shares issued pursuant to this Agreement and the similar agreement entered into as of the date hereof with 398215 Alberta Ltd. and Guy J. Turcotte. Notwithstanding anything contained in this Article 7, the joint and several indemnity of the Vendors in respect of any Purchaser Tax Cost arising under any legislation or regulation of a jurisdiction other than Canada or a province or territory thereof, shall not exceed the sum of $10,112,757 United States dollars.

                                   ARTICLE 8
                                    EXPENSES

8.1 The Vendors jointly and severally agree to reimburse the Purchaser for all out of pocket expenses incurred by the Purchaser (including fees and disbursements of counsel and all tax advisors) in connection with the transaction contemplated herein including without limitation in connection with the preparation, execution and performance of this Agreement within 10 business days after receipt of a written invoice with respect thereto. In respect of expenses which relate to this Agreement and to other similar agreements entered into with respect to other holders of Exchangeable Shares, the Vendors shall reimburse Purchaser in the proportion which the number of Exchangeable Shares issued hereunder is to the total number of Exchangeable Shares issued pursuant to all such similar agreements.

                                   ARTICLE 9
                                    CLOSING

9.1 Closing shall take place at the Closing Time on the Closing Date at the offices of MacKimmie Matthews, 700, 401 - 9th Avenue S.W., Calgary, Alberta, or at such other place as the parties hereto may agree upon.

9.2      At Closing, the Vendors shall deliver to the Purchaser:


         (a) a certified copy of the resolution of the directors of Newco approving the transfer of the Newco Shares;

         (b) certificates for the Newco Shares duly endorsed in blank for transfer;

         (c)     written resignations from all directors and officers of Newco;
                 and

         (d) a certificate, dated as of the Closing Date, executed by each of the Vendors, to the effect that the representations and warranties made in Section 4.1 are true and correct in all material respects at and as of the Closing Date and that Vendors have complied with all Agreements herein required to be complied with at and as of the Closing Date.

9.3 At the Closing Time on the Closing Date, the Purchaser shall deliver to the Vendors certificates representing the New Exchangeable Shares.

                                   ARTICLE 10
                               CLOSING CONDITIONS

10.1 The obligation of the Purchaser to complete the purchase of the Newco Shares is subject to the conditions precedent that:

         (a) the Vendors shall have performed or complied in all material respects with each of the terms, covenants and conditions of this Agreement to be performed or complied with by the Vendors at or prior to the Closing Date;

         (b) the approval of the Toronto Stock Exchange and all other necessary regulatory approvals for the completion of the transaction shall have been obtained; and

         (c) the registration statement on Form S-3 registering the shares of Pioneer Common Stock underlying the New Exchangeable Shares shall have been declared effective by the United States Securities and Exchange Commission.

The conditions in the Section 10.1 are for the sole benefit of the Purchaser and may be waived, in whole or in part, by written notice to the Vendors.

10.2 The obligation of the Vendors to complete the sale of the Newco Shares is subject to the condition precedent that the Purchaser shall have performed or complied in all material respects with each of the terms, covenants and conditions of this Agreement to be performed or complied with by Purchaser at or prior to the Closing Date, which condition is for the sole benefit of the Vendors and may be waived, in whole or in part, by written notice to the Purchaser.

10.3 Purchaser shall cause its counsel to apply for all required regulatory approvals.

                                   ARTICLE 11
                                 MISCELLANEOUS

11.1 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

11.2     All obligations of the Vendors hereunder shall be joint and several.

11.3 Any direction, notice, request, delivery or demand hereunder shall be in writing, shall be hand delivered or telecopied and shall be deemed to have been received on the date of delivery. Either party may change its address by notice given in the manner aforesaid.

         (a)     if to the Purchaser, addressed to:

                 Pioneer Natural Resources (Canada) Ltd.
                 c/o Pioneer Natural Resources Company
                 1400 Williams Square West
                 5205 - N O'Connor Blvd.

                 Irving, Texas
                 75039-3746
                 Attention:  General Counsel

         (b)     if to Trimac, addressed to:
                 Trimac Corporation
                 2100, 800 - 5th Avenue S.W.
                 Calgary, Alberta
                 T2P 2P9
                Attention: T.J. Owen, Vice-President and Chief Financial Officer

         (c)     if to Subsidiary

                 761795 Alberta Ltd.
                 2100, 800 - 5th Avenue S.W.
                 Calgary, Alberta
                 T2P 2P9
                 Attention: T.J. Owen, President

11.4     Time shall be of the essence.

11.5 No amendment or variation of this Agreement shall be of any force or effect unless the same be reduced to writing and duly executed by all parties hereto.

11.6 Each of the parties shall at any time, and from time to time hereafter, take any and all steps, and execute, acknowledge and deliver to the other party, any and all further instruments and assurances that the other party may reasonably require for the purpose of giving full force and effect to the provisions of this Agreement.

11.7 Neither party may assign in whole or in part any of its interest, rights or obligations hereunder without the prior written agreement of the other party hereto except as expressly provided herein.

11.8 This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by such original counterparts.

EXECUTED AND DELIVERED.

                                   PIONEER NATURAL RESOURCES (CANADA) LTD.

                                   By:
                                      ---------------------------------------

                                   TRIMAC CORPORATION

                                   By:
                                      ---------------------------------------

                                   761795 ALBERTA LTD.

                                   By:
                                      ---------------------------------------

                                   SCHEDULE A

                                   SCHEDULE B

                                   SCHEDULE C